                                                                     Exhibit 4.1

                                FORM OF SECURITY

                              [GLOBAL NOTE LEGEND:


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO WASTE CONNECTIONS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                         [RESTRICTED SECURITIES LEGEND:


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE COMPANY AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.]

                           [FORM OF FACE OF SECURITY]

                             WASTE CONNECTIONS, INC.


                                                             ISIN No. __________

Number ______                                               CUSIP No. __________



              Floating Rate Convertible Subordinated Note due 2022

        Waste Connections, Inc., a Delaware corporation (the "Company"), promises to pay to [__________] or its registered assigns, the principal sum of One Hundred and Fifty Million Dollars ($150,000,000) on May 1, 2022 and to pay interest on the principal amount of this Note from the most recent date to which interest on the principal evidenced hereby (or by any predecessor Note evidencing the principal evidenced hereby) has been paid or, if no interest has been paid hereon (or on any such predecessor Note), beginning April 30, 2002 at the rates and times provided for herein.

        This Note is convertible at such times and as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

        IN WITNESS WHEREOF, the Company has caused this Floating Rate Convertible Subordinated Note due 2022 to be signed by its duly authorized officers.

Dated:  __________                     WASTE CONNECTIONS, INC.



                                       By:  ____________________________________
                                            Name:
                                            Title:



                                       By:  ____________________________________
                                            Name:
                                            Title:

Trustee's Certificate of
Authentication:

Dated: ____________

This is one of the Securities referred to in the within mentioned Indenture.

State Street Bank and
Trust Company of California, N.A.,
  as Trustee



By: ________________________________
         Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                             WASTE CONNECTIONS, INC.

              Floating Rate Convertible Subordinated Note due 2022


1.      Interest.

        Interest will be paid quarterly in arrears on May 1, August 1, November 1 and February 1 of each year, commencing August 1, 2002, unless any such interest payment date (other than an interest payment date at maturity) would otherwise be a day that is not a Business Day, in which case the interest payment date will be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding Business Day) (each, an "Interest Payment Date") at the rates per annum specified below, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes evidencing the principal evidenced hereby) is registered at the close of business on the regular record date ("Record Date") for such interest, which shall be the fifteenth calendar day of the month immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes evidencing the principal evidenced hereby) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed, and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.

        This Note will bear interest from the most recent date to which interest on the principal evidenced hereby (or by any predecessor Note evidencing the principal evidenced hereby) has been paid or, if no interest has been paid hereon (or on any such predecessor Note), beginning on April 30, 2002, until the principal amount thereof is paid or made available for payment, or until such date on which this Note is converted subject as further provided in paragraph 8 hereof and in the Indenture, redeemed or repurchased as provided in this Note and the Indenture, at a per annum rate that will be adjusted quarterly to equal 3-month LIBOR plus 0.50% (the "Interest Rate"); provided, that the Interest Rate applicable to any interest accrued hereon payable on the Interest Payment Date under the Notes of August 1, 2002 shall be 2.42125% per annum.

        The Interest Rate for each quarterly period (other than the period before the first Interest Payment Date under the Notes of August 1, 2002) will be adjusted on the first day of such quarterly period (an "Interest Adjustment Date"), which will be the Interest Payment Date for the immediately preceding quarterly period. The adjusted Interest Rate will be based upon 3-month LIBOR (as defined in the Indenture), determined on the second preceding London banking day (as defined in the Indenture) (an "Interest Determination Date") as described below, plus 0.50%.

Notwithstanding any quarterly adjustments of the Interest Rate, the Interest Rate borne by the Notes will never be evidencing the principal ordered hereby less than zero.

        The Interest Rate will be determined by the Calculation Agent. Interest will be computed on the basis of the actual number of days for which interest is payable in the relevant interest period, divided by 360. All percentages resulting from any calculation on the notes will be rounded to the nearest one hundredth-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 2.876545% (or .02876545) would be rounded to 2.87655% (or .0287655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

        The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of April 30, 2002, by and between the Company, and Deutsche Bank Securities Inc.

2.      Method of Payment.

        The Company will pay interest on this Note (except Defaulted Interest) to the person who is the registered Holder of this Note at the close of business on the Record Date next preceding the Interest Payment Date. The Holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the Holder's registered address.

3.      Paying Agent, Registrar and Conversion Agent.

        Initially, State Street Bank and Trust Company of California, N.A. (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.      Indenture; Limitations.

        This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Rate Convertible Subordinated Notes due 2022 (the "Notes"), issued under an Indenture dated as of April 30, 2002 (the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date hereof or, from and after the date that the Indenture shall be qualified thereunder, as in effect on such date. This Note is subject to all such terms, and the holder of this Note is referred to the Indenture and said Act for a statement of them.

        The Notes are subordinated unsecured obligations of the Company limited to up to $150,000,000 aggregate principal amount plus an additional principal amount not exceeding $25,000,000 in the aggregate as may be issued upon the exercise by the Initial Purchaser, in whole or in part, of the Purchase Option.

5.      Optional Redemption.

        The Notes may be redeemed at the Company's option, in whole or in part, at any time and from time to time on and after May 7, 2006. The redemption price for the Notes, expressed as a percentage of the principal amount, is as follows for the 12-month periods set forth below:

        Redemption Period                                             Percentage
        -----------------                                             ----------
        May 7, 2006 through April 30, 2007........................       102%
        May 1, 2007 through April 30, 2008........................       101%

and 100% of the principal amount on and after May 1, 2008, together in the case of any such redemption with accrued and unpaid interest to the date of redemption, but any interest payment that is due and payable on or prior to such date of redemption will be payable to the Holders of such Notes, or one or more predecessor Notes, of record at the close of business on the relevant Record Date referred to herein, all as provided in the Indenture.

6.      Notice of Redemption.

        Notice of redemption will be mailed by first class mail at least 30 days, but not more than 60 days before the redemption date, to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

7.      Repurchase of Notes.

        (a) At Option of Holder. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on any of May 1, 2009, May 1, 2012 and May 1, 2017. The Holder shall have the right to withdraw any Purchase Notice pertaining to any exercise of such repurchase right by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The Purchase Price in any such repurchase shall be payable in cash.

        (b) At Option of Holder upon a Change in Control. If at any time that Notes remain outstanding there shall have occurred a Change in Control, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the Repurchase Date. The Holder shall have the right to withdraw any Repurchase Notice pertaining to any exercise of such repurchase right by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The Repurchase Price in any such repurchase shall be payable in cash.

8.      Conversion.

        Subject to the provisions of Article 4 of the Indenture, at any time on or after August 1, 2002 and prior to the close of business on the Business Day immediately preceding May 1, 2022, a Holder of a Note may convert such Note into shares of Common Stock of the Company subject to satisfaction of any of the conditions specified in paragraphs (a) through (f) of Section 4.1 of the Indenture; provided, however, that if such Note is called for redemption, the conversion right will terminate at the close of business on the Business Day before the redemption date of such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such
Note is redeemed). The initial conversion price is $48.39 per share, subject to adjustment under certain circumstances as described in the Indenture (the "Conversion Price"). The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the Conversion Price in effect on the conversion date. In the event of a conversion of a Note in a Principal Value Conversion the Company has the option to deliver cash and/or Common Stock to the Holder of the Note surrendered for such conversion as provided in Section 4.2 of the Indenture. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last trading day prior to the date of conversion.

        To convert a Note, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the Record Date for the payment of an installment of interest and the next Interest Payment Date, the Note must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note or portion thereof then converted; provided, however, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such Record Date and such Interest Payment Date, or if such Note is surrendered for conversion on the Interest Payment Date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

        A Note in respect of which a Holder has delivered a Purchase Notice or a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note as provided in Section 3.9(b) or Section 3.10, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.      Subordination.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

        In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10.     Denominations, Transfer, Exchange.

        The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

        [Global Note Insert:

        The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced or increased to reflect conversions, redemptions, repurchases, transfers or exchanges of a part of this Note in global form or cancellations of a part of this Note in global form, in each case, and in any such case, by means of notations on the Global Note Transfer Schedule on the last page hereof. Notwithstanding any provision of this Note to the contrary, conversions, redemptions, repurchases, transfers or exchanges of a part of this Note in global form and cancellations of a part of this Note in global form, may be effected without the surrendering of this Note in global form, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in a global form resulting therefrom or as a consequence thereof.]

11.     Persons Deemed Owners.

        The registered holder of a Note may be treated as the owner of it for all purposes.

12.     Unclaimed Money.

        If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, subject to applicable escheatment laws, the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment unless an abandoned property law designates another person.

13.     Amendment, Supplement, Waiver.

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14.     Successor Corporation.

        When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

15.     Defaults and Remedies.

        An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes when due; failure by the Company for 60 days after appropriate notice under the Indenture to it to comply with any of its other agreements contained in the Indenture or the Notes; default by the Company or any Subsidiary with respect to its obligation to pay principal of or interest on indebtedness for borrowed money aggregating more than $20.0 million or the acceleration of such indebtedness if not withdrawn within 15 days from the date of appropriate notice under the Indenture; and certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.     Trustee Dealings with the Company.

        State Street Bank and Trust Company of California, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.     No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

18.     Discharge Prior to Maturity.

        If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity as provided in the Indenture, the Company will be discharged from the Indenture except for certain Sections thereof.

19.     Authentication.

        This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

20.     Abbreviations and Definitions.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

        All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.     Indenture to Control.

        In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

        The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Waste Connections, Inc., 620 Coolidge Drive, Suite 350, Folsom, California 95630-3155, Attention:
Chief Financial Officer.

                                 TRANSFER NOTICE


This Transfer Notice relates to $__________ principal amount of the Floating Rate Convertible Subordinated Notes due 2022 of Waste Connections, Inc., a Delaware corporation, held by ______________________________ (the "Transferor").

        (I) or (we) assign and transfer this Convertible Note to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

                                   ----------

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:  ___________________________________
        (Sign exactly as your name appears on the other side of this Convertible Note)

        Date: ____________________
        Signature Guarantee(1) _______________________

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is the later of the expiration, after the date of original issuance of the Securities, of the holding period under Rule 144(k) under the Securities Act of 1933, as amended, and three months after the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

        (1)  [ ]  to Waste Connections, Inc.; or

        (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

        (3) [ ] to an "institutional accredited investor" that prior to such transfer has furnished to the State Street Bank and Trust Company of California, N.A., as Trustee (or a successor trustee, as applicable) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (in the form obtained from such Trustee or successor trustee, as applicable); or

---------------
        (1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

        (4) [ ] pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available under Rule 144 under the Securities Act of 1933, as amended; or

        (5)  [ ]   pursuant to an effective registration statement under the
Securities Act of 1933, as amended.


             Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes such certifications and other information and, if box (4) is checked, a legal opinion as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

             Unless the box below is checked, the undersigned confirms that such
             Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

        (6)  [ ] The transferee is an Affiliate of the Company.



                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Date

                                          ______________________________________
                                          Signature Guarantee(2)
---------------
        (2) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.


        The undersigned represents and warrants that it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 ("Rule 144A"), as amended, purchasing for its own account or for the account of a qualified institutional buyer to whom notice has been given that the resale, pledge or other transfer of this Note is being made in reliance on Rule 144A, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: ______________________________________
[Signature of executive officer of purchaser]


                                               Name:  __________________________
                                               Title: __________________________

                                CONVERSION NOTICE


To Waste Connections, Inc.:

        The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of Waste Connections, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

        Any holder of Notes, upon exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Notes.

[ ]  Convert whole                                  [ ]   Convert in part

                                                          Amount of Note to be
                                                          converted ($1,000 or
                                                          integral multiples
                                                          thereof):

                                                          $_____________________

                                                    ____________________________
                                                    Signature (sign exactly as
                                                    name appears on the other
                                                    side of this Note)

                                                    ____________________________
                                                    Signature Guarantee:(3)
---------------
        (3) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

        If you want the stock certificate made out in another person's name, complete the following for such person:


__________________________________________________
Name

__________________________________________________
Social Security or Taxpayer Identification Number

__________________________________________________
Street                                  Address

__________________________________________________
City, State and Zip Code

                      OPTION OF HOLDER TO ELECT REPURCHASE


        If you want to elect to have this Note repurchased by the Company pursuant to Section 3.9 of the Indenture, check the box:

                                      [ ]

        If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.9 of the Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased: $______________



Dated: ______________________________           ________________________________
                                                Signature (sign exactly as name
                                                appears on the other side of
                                                this Note)

_____________________________________
Signature Guarantee:(4)

---------------
        (4) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                      OPTION OF HOLDER TO ELECT REPURCHASE

        If you want to elect to have this Note repurchased by the Company pursuant to Section 3.10 of the Indenture, check the box:

                                      [ ]

        If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.10 of the Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased: $______________



Dated: ______________________________           ________________________________
                                                Signature (sign exactly as name
                                                appears on the other side of
                                                this Note)

_____________________________________
Signature Guarantee:(5)

---------------
        (5) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                  [Schedule A]

                          GLOBAL NOTE TRANSFER SCHEDULE

                 Changes to Principal Amount of Global Security


-------------------------------------------------------------------------------------------------
             Principal Amount of Securities by    Remaining Principal     Authorized Signature
             which this Global Note Is to Be      Amount of this Global   of officer of Trustee
             Reduced or Increased and Reason      Security (following     or Note Custodian
Date         for Reduction or Increase            decrease or increase)
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


Schedule to be maintained by Depositary in cooperation with Trustee.]